Exhibit 10.18

PERFORMANCE GUARANTY

This Performance Guaranty (this “Guaranty”) is entered into as of April 27, 2015, by FC HoldCo LLC (the “Guarantor”), in favor of Wells Fargo Bank, National Association, as administrative agent under the Warehouse Agreement (as defined below) (in such capacity, the “Administrative Agent”).

WHEREAS, FCA Funding I LLC, as borrower (the “Borrower”), Flagship Credit Acceptance LLC (“Flagship”), as servicer (in such capacity, the “Servicer”), CarFinance Capital LLC, a Delaware limited liability company (“CarFinance”), as Subservicer, the Conduit Lenders from time to time party thereto, the Committed Lenders from time to time party thereto, the Lender Group Agents from time to time party thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as backup servicer (in such capacity, the “Backup Servicer”), Deutsche Bank National Trust Company, as collateral custodian (in such capacity, the “Collateral Custodian”), and Wells Fargo Bank, National Association, as the Administrative Agent, as paying agent (in such capacity, the “Paying Agent”) and as Securities Intermediary (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Agreement”);

WHEREAS, the Borrower, as purchaser, FC Funding LLC, as seller (in such capacity, the “Seller”) and Flagship and CarFinance, as Originators, are parties to that certain Purchase Agreement, dated as of April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the consummation of the transactions contemplated by the Transaction Documents; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Guaranty, all defined terms used in this Guaranty shall have the meanings ascribed to such terms in the Warehouse Agreement.

Section 2. Guaranty of Obligations.

(a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees for the benefit of the Administrative Agent and the other Secured Parties, the due and punctual performance by each of Flagship (as Servicer, as Originator and/or in its individual capacity), CarFinance (as Subservicer, as Originator and/or in its individual capacity) and FC Funding (as Seller and/or in its individual capacity) of its covenants, agreements and obligations contained in the Transaction Documents to which Flagship, CarFinance and/or FC Funding, as applicable, is a party (the “Obligations”).

(b) For the avoidance of doubt, the Guarantor shall have no obligation to guaranty (and does not guaranty) any obligations of the Obligors under the Receivables or any obligation of the Borrower under the Warehouse Agreement.

Section 3. Unconditionality; Irrevocability. (a) This is an absolute, unconditional and continuing guaranty of payment and performance of all Obligations, and the Guarantor agrees that its obligations under this Guaranty shall be irrevocable. The dissolution, insolvency or adjudication of bankruptcy of the Guarantor shall not revoke this Guaranty.

(b) No act or thing need occur to establish the liability or obligation of the Guarantor hereunder, and no act or thing, except full payment, discharge and performance of all Obligations, shall in any way exonerate the Guarantor hereunder or modify, reduce, limit or release the liability of the Guarantor hereunder. The Administrative Agent and the other Secured Parties shall not be required first to resort to payment of the Obligations by Flagship, CarFinance, FC Funding or any other Person, or their properties, before enforcing this Guaranty. Until payment in full of the Obligations, the Obligations of the Guarantor under this Guaranty shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, the events described in Section 4 herein, whether or not with notice to or the consent of the Guarantor.

(c) The Guarantor further agrees that, if any payment applied hereunder to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Flagship, CarFinance, FC Funding or any other obligor) or declared to be fraudulent or preferential, the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such payment, and this Guaranty shall be enforceable as to such Obligations as fully as if such payment had never been made. The provisions of this Section 3(c) hereof shall survive any termination of this Guaranty.

Section 4. Continuation and Validity of Obligations. The liability of the Guarantor shall not be affected or impaired by any of the following events: (a) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including any trustee in bankruptcy or other similar official) of the Obligations or of the Transaction Documents, (b) the absence of any attempt to collect the Obligations from Flagship, CarFinance, FC Funding or any guarantor or other Person, (c) the waiver or consent by the Administrative Agent, any Lender Group Agent, any Lender or any other Person with respect to any provision of any instrument or agreement evidencing the Obligations, any delay or lack of diligence in the enforcement of the Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect the Obligations other than the obligations sought to be enforced, (d) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of the Administrative Agent, any Lender Group Agent or any Lender with respect thereto, (f) the failure by the Administrative Agent, any Lender Group Agent or any Lender to take any steps to perfect and maintain perfected the Administrative Agent’s security interest in the Receivables, Financed Vehicles or other property acquired from the Borrower or any security or collateral related to the Obligations, (g) the commencement of any bankruptcy, insolvency or similar proceeding with respect to Flagship, CarFinance, FC Funding, the

Borrower or any other affiliate of Flagship, CarFinance or FC Funding, (h) any full or partial release of, compromise or settlement with, or agreement not to sue, Flagship, CarFinance, FC Funding or any guarantor or other person liable in respect of any Obligations, (i) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution thereof, (j) any collection, sale, lease or disposition of, or any other enforcement of or realization on, any Receivable or Financed Vehicle, (k) any assignment, pledge or other transfer of the Obligations or any evidence thereof, (l) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all Obligations, (m) any change in the existing relationship between the Guarantor and Flagship, CarFinance and/or FC Funding including, without limitation, any sale or other transfer of the membership interests of Flagship, CarFinance or FC Funding by the Guarantor or (n) any legal or equitable discharge or defense of the Guarantor. The Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

Section 5. Representations and Warranties. The Guarantor hereby makes the following representations and warranties as of the date hereof, with respect to itself alone, on which the Administrative Agent, the Lender Group Agents and the Lenders will be deemed to have relied upon in entering into the Warehouse Agreement and making Loans under the Warehouse Agreement:

(a) Existence and Power. The Guarantor is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization and has all limited liability company power and authority required to carry on its business as it is presently conducted and to execute, deliver and perform this Guaranty. The Guarantor has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the financial condition, business or operations of the Guarantor.

(b) Corporate Authorization and No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty has been duly authorized by all necessary limited liability company action and does not contravene or constitute a default under (i) any applicable law, rule or regulation, (ii) its organizational documents or (iii) any material agreement, material contract, order or other material instrument to which it is a party or its property is subject, except where such contravention or default would not have a material adverse effect on the financial condition, business or operations of the Guarantor.

(c) No Consent Required. No approval or authorization by, or filing with, any (i) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (ii) administrative or regulatory authority (including any central bank or similar authority) or (iii) court or judicial authority is required in connection with the execution, delivery and performance by the Guarantor of this Guaranty other than (A) approvals and authorizations that have previously been obtained and filings that have previously been made or approvals, authorizations or filings which will be made on a timely basis and (B) approval, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the financial condition, business or operations of the Guarantor.

(d) Binding Effect. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

(e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened in writing against the Guarantor before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Guaranty, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Guaranty, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Guarantor of its obligations under this Guaranty or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Guaranty.

(f) Benefits. The Guarantor has a substantial economic interest in Flagship, CarFinance and FC Funding and expects to derive substantial benefits therefrom and from the transaction described in the Transaction Documents, any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of Obligations and the other obligations guaranteed hereby, and this Guaranty shall be effective and enforceable by the Administrative Agent without regard to the receipt, nature or value of any such benefits.

(g) Solvency. The Guarantor is not insolvent nor will it be rendered insolvent by virtue of entering into or carrying out this Guaranty.

Section 6. Independent Obligations. The obligations of the Guarantor hereunder are undertaken as primary obligor and independently of the obligations of Flagship, CarFinance and FC Funding, or any other obligor, guarantor or Person, and action or actions may be brought or prosecuted directly against the Guarantor whether or not action is brought first or at all against Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person, against any collateral security or any other circumstance whatsoever, and whether or not Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person is joined in any such action or actions, or any claims or demands are made or are not made, or any action is taken on or against Flagship, CarFinance, FC Funding, any other obligor, guarantor or Person or any collateral security or otherwise.

Section 7. Waivers. The Guarantor waives any and all defenses, claims, setoffs and discharges of Flagship, CarFinance, FC Funding, or any other obligor, pertaining to the Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the fullest extent permitted by applicable law, the Guarantor hereby waives: (a) any defense arising by reason of any invalidity or unenforceability of Flagship’s, CarFinance’s or FC Funding’s obligations in respect of the Transaction Documents, any manner in which the Administrative Agent, the Lender Group Agents or the Lenders have exercised (or not exercised) any rights and remedies under the Transaction Documents or the Notes, or any cessation from any cause whatsoever of the liability of any obligor, guarantor or Person; (b) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of the Transaction Documents and this Guaranty; (c) any release of any of the Collateral (as defined in the Warehouse Agreement) provided under the Warehouse

Agreement or other Transaction Documents; (d) notice of any indulgences, extensions, consents or waivers given to Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person, notice of any Servicer Termination Event under the Warehouse Agreement, any Unmatured Termination Event or Termination Event under the Warehouse Agreement or default or event of default under any of the other Transaction Documents or other notice of any kind whatsoever; (e) any right or claim of right to cause the Administrative Agent, any Lender Group Agent or any Lender to proceed against Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person in any particular order, to proceed against or exhaust any collateral security held by the Administrative Agent, any Lender Group Agent or any Lender at any time or to pursue any other right or remedy whatsoever at any time; (f) any requirement of diligence or promptness on the Administrative Agent’s part in (X) making any claim or demand on or commencing suit against Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person, and (Y) otherwise enforcing the Administrative Agent’s rights in respect of the Warehouse Agreement or the other Transaction Documents; (g) any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to any person liable in respect of any Obligations, or any setoff available against, the Administrative Agent, any Lender Group Agent or any Lender to Flagship, CarFinance, FC Funding or any other such person, whether or not on account of a related transaction; and (h) any duty of the Administrative Agent, any Lender Group Agent or any Lender to advise the Guarantor of any information known to the Administrative Agent, any Lender Group Agent or any Lender regarding the financial condition of Flagship, CarFinance or FC Funding or any other circumstance, it being agreed that the Guarantor assumes responsibility for being and keeping informed of such condition or any such circumstance.

Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Guarantor specifically waives all defenses the Guarantor may have based upon any election of remedies by the Administrative Agent, any Lender Group Agent or any Lender which destroys the Guarantor’s rights to proceed against Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person for reimbursement, contribution or otherwise, including any loss of rights that it may suffer by reason of any rights, powers, remedies or defenses of Flagship, CarFinance and/or FC Funding in connection with any laws limiting, qualifying or discharging indebtedness of or remedies against Flagship, CarFinance and/or FC Funding, and the Guarantor hereby agrees not to exercise or pursue, so long as any of the Obligations remain unsatisfied, any right to reimbursement, subrogation, or contribution from Flagship, CarFinance and/or FC Funding in respect of payments hereunder.

Section 8. Significance of Waivers. The Guarantor represents, warrants and agrees that each of the waivers set forth herein are made with the Guarantor’s full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which the Guarantor otherwise may have against Flagship, CarFinance, FC Funding or any other obligor, guarantor or Person, or against collateral, and that under the circumstances the waivers are reasonable.

Section 9. Reimbursement. The Guarantor shall pay or reimburse all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Administrative Agent, any Lender Group Agent or any Lender in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.

Section 10. Cumulative Liability. The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor as Guarantor, surety, endorser, accommodation co-obligor or otherwise of any Obligations or obligation of Flagship, CarFinance and FC Funding, without any limitation as to amount.

Section 11. [Reserved].

Section 12. Amendments. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and the Administrative Agent. The Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent.

Section 13. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 14. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 15. Counterparts. This Guaranty may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 16. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Guaranty shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Guaranty and shall in no way affect the validity or enforceability of the other provisions of this Guaranty.

Section 17. Benefits; Third-Party Beneficiary. This Guaranty shall be effective as of the date hereof, without further act, condition or acceptance by the Administrative Agent, any Lender Group Agent or any Lender, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their respective participants, successors and assigns.

Section 18. Termination. This Guaranty shall terminate upon the occurrence of the Facility Termination Date; provided, however, that the provisions of Section 3(c) hereof shall survive any termination of this Guaranty.

Section 19. Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile or electronic mail) and mailed, sent or delivered to the applicable party (i) in the case of the Administrative Agent, at the address specified for notices in the Warehouse Agreement, and (ii) in the case of the Guarantor, at c/o Perella Weinberg Partners Capital Management, 767 Fifth Avenue, New York, NY 10153. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three Business Days after having been deposited in the mail, postage, prepaid, and (iii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the parties hereto as of the date and year first above written.

FC HOLDCO LLC, as Guarantor

By:	/s/ Jeffrey Butcher
Name:	Jeffrey Butcher
Title:	Chief Financial Officer

Signature Page to Performance Guaranty

(FCA Funding I LLC Warehouse Agreement)

ACKNOWLEDGED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James B. Brinkley II
Name:	James B. Brinkley II
Title:	Director

Signature Page to Performance Guaranty

(FCA Funding I LLC Warehouse Agreement)